                                                                     Exhibit 4.4


                              SCHLUMBERGER LIMITED






                 1.500% Series A Convertible Debentures due 2023
                 2.125% Series B Convertible Debentures due 2023



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 9, 2003





                              Schlumberger Limited

                                     ISSUER

                                 Citibank, N.A.

                                     TRUSTEE


                                TABLE OF CONTENTS

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                                                                                                              Page
                                                     ARTICLE I
                                      RELATION TO BASE INDENTURE; DEFINITIONS

         Section 1.1           Relation to Base Indenture ...............................................        1

         Section 1.2           Certain Definitions ......................................................        1

         Section 1.3           Rules of Construction ....................................................        3

         Section 1.4           Other Definitions ........................................................        3


                                                     ARTICLE II
                                                   THE SECURITIES

         Section 2.1           Form and Dating ..........................................................        5

         Section 2.2           Limitation on Aggregate Principal Amount of the Debentures ...............        6

         Section 2.3           Conversion Agent .........................................................        6

         Section 2.4           Transfer and Exchange ....................................................        6

         Section 2.5           Transfer Restriction .....................................................        7


                                                    ARTICLE III
                                              REDEMPTION AND PURCHASES

         Section 3.1           Company's Right to Redeem ................................................        7

         Section 3.2           Selection of Debentures To Be Redeemed ...................................        7

         Section 3.3           Notice of Redemption .....................................................        7

         Section 3.4           Effect of Notice of Redemption ...........................................        8

         Section 3.5           Purchase of Debentures by the Company at Option of the Holder ............        8

         Section 3.6           Purchase of Debentures at Option of the Holder upon a Fundamental Change .       14

         Section 3.7           Effect of Purchase Notice or Fundamental Change Purchase Notice ..........       21

         Section 3.8           Deposit of Purchase Price or Fundamental Change Purchase Price ...........       22

         Section 3.9           Debentures Purchased in Part .............................................       22

         Section 3.10          Covenant to Comply With Securities Laws Upon Purchase of Debentures ......       22

         Section 3.11          Repayment to the Company .................................................       23

         Section 3.12          Redemption Upon Changes in Withholding Taxes .............................       23

                                        i

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                                TABLE OF CONTENTS
                                   (continued)

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
                                                 ARTICLE IV
                                                 COVENANTS

         Section 4.1           Payment of Additional Amounts ...................................        24


                                                 ARTICLE V
                                           DEFAULTS AND REMEDIES

         Section 5.1           Events of Default ...............................................        26


                                                 ARTICLE VI
                                                 AMENDMENTS

         Section 6.1           Without Consent of Holders ......................................        27

         Section 6.2           With Consent of Holders .........................................        27


                                                ARTICLE VII
                                                CONVERSIONS

         Section 7.1           Conversion Privilege ............................................        27

         Section 7.2           Conversion Procedure ............................................        28

         Section 7.3           Fractional Shares ...............................................        28

         Section 7.4           Taxes on Conversion .............................................        29

         Section 7.5           Company to Provide Stock ........................................        29

         Section 7.6           Adjustment for Change in Capital Stock ..........................        29

         Section 7.7           Adjustment for Rights Issue .....................................        30

         Section 7.8           Adjustment for Other Distributions ..............................        31

         Section 7.9           Adjustment for Company Tender Offer .............................        33

         Section 7.10          When Adjustment May Be Deferred .................................        34

         Section 7.11          When No Adjustment Required .....................................        34

         Section 7.12          Notice of Adjustment ............................................        35

         Section 7.13          Voluntary Increase ..............................................        35

         Section 7.14          Notice of Certain Transactions ..................................        35

         Section 7.15          Reorganization of Company; Special Distributions ................        35

         Section 7.16          Company Determination Final .....................................        36

         Section 7.17          Trustee's Adjustment Disclaimer .................................        36

         Section 7.18          Simultaneous Adjustments ........................................        37

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 7.19          Successive Adjustments ..........................................        37

         Section 7.20          Restriction on Common Stock Issuable Upon Conversion ............        37


                                                ARTICLE VIII
                                               MISCELLANEOUS

         Section 8.1           Defeasance ......................................................        38

         Section 8.2           Notices .........................................................        39

         Section 8.3           Separability Clause .............................................        39

         Section 8.4           Rules by Trustee, Paying Agent, Conversion Agent and Registrar ..        39

         Section 8.5           Legal Holidays ..................................................        39

         Section 8.6           GOVERNING LAW ...................................................        39

         Section 8.7           Multiple Originals ..............................................        39

                              Schlumberger Limited

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE dated as of June 9, 2003 between Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation established in Curacao (the "Company"), and Citibank, N.A., a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

     The Company and the Trustee have heretofore executed an Indenture (the "Base Indenture" and, together with this Supplemental Indenture, the "Indenture"), dated as of June 9, 2003, providing for the issuance from time to time of the Company's debt securities to be issued in one or more series as therein provided.

     Section 2.01 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture.

     Section 9.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided in Section 2.01 of the Base Indenture.

     For and in consideration of the promises and the issuance of the Debentures provided for herein, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Debentures, as follows:

                                    ARTICLE I

                     RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.1  Relation to Base Indenture

     This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Base Indenture and this Supplemental Indenture, the terms hereof shall govern, except to the extent that the provisions in the Base Indenture are required by the TIA in which case the Base Indenture shall govern.

Section 1.2  Certain Definitions

     "Capital Stock" for any Person means any and all shares, interests, participations or other equivalents, however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-3 and Exhibit A-4.

     "Common Stock" means the Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

     "Debentures" means any of the Company's Series A Debentures and Series B Debentures.

     "Global Securities" means Securities that are in the form of the Debentures attached hereto as Exhibit A-1 and Exhibit A-2, and that are issued to a Depositary.

     "Initial Purchasers" means the initial purchasers named in Schedule I of the Purchase Agreement.

     "Issue Date" of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

     "Market Capitalization" means an amount determined by multiplying the number of shares of Common Stock outstanding on the applicable date by the Closing Sale Price as of such date.

     "NYSE" means The New York Stock Exchange.

     "Principal Amount" of a Debenture means the amount of principal as set forth on the face of the Debenture.

     "Purchase Agreement" means the Purchase Agreement, dated June 4, 2003, between the Company and the Initial Purchasers in connection with the sale of the Debentures.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 9, 2003, between the Company and the Initial Purchasers.

     "Series A Debentures" means any of the Company's 1.500% Series A Convertible Debentures due 2023, as amended or supplemented from time to time, issued under this Supplemental Indenture.

     "Series B Debentures" means any of the Company's 2.125% Series B Convertible Debentures due 2023, as amended or supplemented from time to time, issued under this Supplemental Indenture.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Supplemental Indenture" means this First Supplemental Indenture dated as of June 9, 2003.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "trading day" means a day, other than an abbreviated trading day, during which trading in securities generally occurs on the NYSE or, if the shares of Common Stock are not listed on the NYSE, on the principal other U.S. national or regional securities exchange or market on which the shares of Common Stock are then listed or quoted or, if the shares of Common Stock are not listed or quoted on a U.S. national or regional securities exchange or market, on the principal other market on which the shares of Common Stock are then traded.

     "Voting Securities" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.3  Rules of Construction

     For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) capitalized terms used herein without definition and not defined in the TIA have the meanings specified in the Base Indenture;

     (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (c) all other terms used herein and defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

     (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

     (e) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

     (f) the words "herein", "hereof", "hereunder", and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.4  Other Definitions

Term Section:                                                    Defined in:
------------                                                     ----------

"Base Indenture". ................................................ Preamble

"beneficial owner". ..................................................    3.6(a)

"cash". ..............................................................    3.5(b)

"Clearstream" ........................................................    2.1(b)

"Closing Sale Price" .................................................    3.5(d)

"Company Notice" .....................................................    3.5(e)

"Company Notice Date" ................................................    3.6(d)

"Continuing Director" ................................................    3.6(a)

"Conversion Agent" ...................................................    2.3

"Conversion Date" ....................................................    7.2

"Conversion Rate" ....................................................    7.1

"Euroclear" ..........................................................    2.1(b)

"Ex-Dividend Time" ...................................................    7.7

"Expiration Time" ....................................................    7.9

"Extraordinary Cash Dividend" ........................................    7.8

"Fundamental Change" .................................................    3.6(a)

"Fundamental Change Notice" ..........................................    3.6(b)

"Fundamental Change Notice Date" .....................................    3.6(b)

"Fundamental Change Purchase Date" ...................................    3.6(a)

"Fundamental Change Purchase Notice" .................................    3.6(c)

"Fundamental Change Purchase Price" ..................................    3.6(a)

"Indenture" ..........................................................  Preamble

"issuer tender offer" ................................................    3.12

"Market Price" .......................................................    3.7(d)

"Purchase Date" ......................................................    3.5(a)

"Purchase Notice" .................................................... 3.5(a)(1)

"Purchase Price" .....................................................    3.5(a)

"Purchased Shares" ...................................................    7.9

"Restricted Common Stock Legend" .....................................    7.20

"Spin-off" ...........................................................    7.8

"Taxes" ..............................................................    4.1

"Taxing Authority". ..................................................    3.12

"Termination of Trading" ............................................. 3.6(a)(3)

"Time of Determination" ..............................................    7.7

"Trustee" ............................................................ Preamble

"Withholding Tax Redemption" .........................................    3.12

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1  Form and Dating

     (a) The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which is a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company.) The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Debentures shall be dated the date of their authentication. The Debentures shall be issued in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000.

     (b) Rule 144A/ Regulation S Global Securities. The Debentures are being offered and sold only (i) in reliance on Regulation S or (ii) to QIBs in reliance on Rule 144A and shall be issued in the form of one or more permanent Global Securities substantially in the form of Exhibits A-1 and A-2. Such Global Securities shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Debentures held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (c) The Debentures are entitled to the benefit of Section 4.03(b) of the Base Indenture. The Debentures shall be subject to the provisions of Sections
2.18 and 2.20 of the Base Indenture, provided that Debentures may not be sold to IAIs as contemplated by subclause (B) of the first paragraph of Section 2.18 of the Base Indenture, will not be issued as Offshore Global Securities as contemplated by the third paragraph of Section 2.18 of the Base Indenture and that the provisions of Section 2.20(a) of the Base Indenture shall not apply to the Debentures. The Debentures shall not be subject to the provisions of Sections 2.19 of the Base Indenture. The Debentures shall contain the applicable legends set forth in Exhibits A-1, A-2, A-3 or A-4 (the "Legend") and transfers of the Debentures shall be made only in accordance with the restrictions described in the applicable Legend.

Section 2.2  Limitation on Aggregate Principal Amount of the Debentures.

     The aggregate Principal Amount of the Series A Debentures shall be limited to $975 million, and the aggregate Principal Amount of the Series B Debentures shall be limited to $525 million.

Section 2.3  Conversion Agent

     In addition to maintaining a Registrar and a Paying Agent as required by
Section 2.05 of the Base Indenture, the Company shall maintain an office or agency where Debentures may be presented for conversion ("Conversion Agent"). The term Conversion Agent includes any additional conversion agent the Company may name from time to time.

     The Company shall enter into an appropriate agency agreement with any Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 of the Base Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

     The Company initially appoints the Trustee as Conversion Agent in connection with the Debentures.

Section 2.4  Transfer and Exchange.

     In addition to the provision contained in Section 2.08 of the Base Indenture, if Debentures are issued upon the transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the Legends set forth on the forms of Debenture attached hereto as Exhibits A-1, A-2, A-3 or A-4, as the case may be, setting forth such restrictions, or if a request is made to remove the Legend on a Debenture, the Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence (which in the case of a transfer pursuant to Rule 144 under the Securities Act may include an Opinion of Counsel), as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Rule 144 under the Securities Act or that such Debentures are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Debenture pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Debenture that does not bear the Legend. If the Legend is removed from the face of a Debenture and the Debenture is subsequently held by the Company or an Affiliate of the Company, the applicable Legend shall be reinstated.

Section 2.5  Transfer Restrictions.

     The Company agrees that it will refuse to register any transfer of any Debentures or any shares of Common Stock issued upon conversion of any Debentures that is not made in accordance with the provisions of Regulation S, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Debentures which do not bear a Legend or to any shares of Common Stock issued upon conversion thereof evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

Section 3.1  Company's Right to Redeem.

     The Company, at its option, may redeem either series of the Debentures in accordance with the provisions of Paragraph 5 of that series of Debentures.

Section 3.2  Selection of Debentures To Be Redeemed.

     If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3  Notice of Redemption.

     In addition to the requirements of Section 3.04 of the Base Indenture, notices of redemption of the Debentures shall also state:

     (a) the then existing Conversion Rate;

     (b) the name and address of the Conversion Agent;

     (c) that Debentures called for redemption may be converted at any time before the close of business on the Business Day preceding the Redemption Date; and

     (d) that Holders who want to convert their Debentures must satisfy the requirements set forth in Paragraph 10 of the Debentures.

Section 3.4  Effect of Notice of Redemption.

     Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Debentures which are converted in accordance with the terms of this Indenture.

Section 3.5  Purchase of Debentures by the Company at Option of the Holder.

     (a) General. Debentures shall be purchased by the Company, at the option of the Holder thereof, pursuant to Paragraph 6 of the relevant series of Debentures, in the case of Series A Debentures, on June 1, 2008, June 1, 2013 and June 1, 2018 or the next Business Day following such dates to the extent such dates are not Business Days and, in the case of Series B Debentures, on June 1, 2010, June 1, 2013 and June 1, 2018 or the next Business Day following such dates to the extent such dates are not Business Days (each, a "Purchase Date"), at a price equal to the Principal Amount of the Debentures to be repurchased plus accrued and unpaid interest, if any, up to, but excluding, the applicable Purchase Date (the "Purchase Price"). Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

          (A) the certificate number of the Debenture which the Holder will deliver to be purchased or if Certificated Securities have not been issued, the appropriate Depositary procedures,

          (B) the portion of the Principal Amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

          (C) that such Debenture shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 6 of the Debentures and in this Indenture, and

          (D) that, in the event the Company elects, pursuant to Section 3.5(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock, and if such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because conditions to payment of the Purchase Price in shares of Common Stock are not satisfied prior to the close of business on the last day prior to the relevant Purchase Date, as set forth in
     Section 3.5(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the

     Principal Amount and certificate numbers, if any, or the appropriate Depositary procedures, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; and

     (2) delivery of such Debenture to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.5 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.7, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.5(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.5, a portion of a Debenture, if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.5 shall be consummated as provided in Section 3.7.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.5(a) shall have the right to withdraw such Purchase Notice, in whole or in part, at any time prior to the close of business on the fifth Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.7.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. Debentures to be purchased on any Purchase Date, other than (x) the Purchase Date for Series A Debentures on June 1, 2008 (or, if such day is not a Business Day, the next Business Day following such date) and (y) the Purchase Date for Series B Debentures on June 1, 2010 (or, if such day is not a Business Day, the next Business Day following such date), pursuant to Section 3.5(a), may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.5(d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.5(e), (i) whether the Company will purchase the Debentures for cash or shares of Common Stock, and (ii) if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it will pay in cash and in Common Stock; provided that the Company will pay cash for fractional interests in shares of

Common Stock. Each Holder whose Debentures are purchased pursuant to this
Section 3.5 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Debentures, except (1) as provided in
Section 3.5(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (2) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.5(b) or pursuant to Section 3.5(d).

     At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i)   the manner of payment selected by the Company,

               (ii) the information required by Section 3.5(e) in the Company Notice,

               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.5(d) have been or will be complied with, and

               (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.5(e).

     (c)  [reserved]

     (d) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to
Section 3.5(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) 99% of the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

     The Company will not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company will pay cash based on the Market Price for all fractional shares. The Market Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

     The Company Notice, as provided in Section 3.5(e), shall be sent to the Holders (and to beneficial owners as and to the extent required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the "Company Notice Date").

     The Company's right to exercise its election to purchase Debentures through the issuance of Common Stock shall be conditioned upon:

               (i) the Company's having given timely Company Notice of an election to purchase all or a specified percentage of the Debentures with Common Stock as provided herein;

               (ii) the registration of such shares of Common Stock to be issued under the Securities Act or the Exchange Act, in each case, if required;

               (iii) the listing or quotation of such shares of Common Stock on the principal U.S. national securities exchange or market (currently the NYSE) on which the Common Stock is listed or quoted;

               (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of the Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (ii) through (iv) above have been satisfied.

     Such Officers' Certificate shall also set forth (x) the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Debentures and (y) the Closing Sale Prices of the Common Stock used to calculate the Market Price. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date, and if the Company has elected to purchase the Debentures pursuant to this Section 3.5 through the issuance of shares of Common Stock, then Company shall pay the entire Purchase Price of the Debentures of such Holder or Holders in cash.

     The "Market Price" means the average of the Closing Sale Prices of the Common Stock for the ten trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the ten trading day period and ending on the Purchase Date, of any event described in Sections 7.6, 7.7 or 7.8; subject, however, to the conditions set forth in Sections 7.10 and 7.11.

     The "Closing Sale Price" of a security on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then on the principal U.S. national or regional exchange or market on which the Common Stock then is listed or quoted, or if the Common Stock is not listed or quoted on a U.S. national or regional exchange or market, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate.

     Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Debentures, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other broad public medium as the Company may use at that time.

     (e) Notice of Election. In connection with any purchase of Debentures pursuant to this Section 3.5, the Company shall give, or shall cause the Trustee to give, notice to Holders setting forth information specified in this Section 3.5(e) (the "Company Notice") and indicating, for any Purchase Date other than June 1, 2008 or June 1, 2010, whether the Company will pay the Purchase Price in cash or Common Stock or a combination of cash and Common Stock.

     Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

               (i)   the Purchase Price and the then applicable Conversion Rate;

               (ii) the name and address of the Paying Agent and the Conversion Agent;

               (iii) that Debentures as to which a Purchase Notice has been given may be converted if they are otherwise convertible only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (iv) that Debentures must be surrendered to the Paying Agent to collect payment;

               (v) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in (iv);

               (vi) the procedures the Holder must follow to exercise its rights under this Section 3.5;

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

               (vii)  briefly, the conversion rights of the Debentures;

               (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.5(a)(1)(D) or Section 3.7);

               (ix) that, unless the Company defaults in making payment on Debentures for which a Purchase Notice has been submitted, interest, if any, on such Debentures will cease to accrue on the Purchase Date, the Debentures will cease to be outstanding, and the only remaining right of the Holders of such Debentures is to receive payment of the Purchase Price upon surrender to the Paying Agent of the Debentures purchased; and

               (x)    the CUSIP number of the Debentures.

     In connection with any election by the Company to pay the Purchase Price in whole or in part by the issuance of Common Stock, the Company Notice also shall:

     (1) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (2) describe the method of calculating the Market Price of the Common
Stock;

     (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders of the Debentures will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date; and

     (4) state that if the Company pays with shares of Common Stock, the shares of Common Stock will be valued at 99% of the Market Price of the Common Stock.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (f) Covenants of the Company. All Common Stock delivered upon purchase of the Debentures pursuant to Section 3.5 or Section 3.6 shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (g) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 3.5 or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.8, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 3.5. A Holder will receive payment on the later of the Purchase Date and the time of book-entry transfer or the actual physical delivery of the

Debentures, as applicable, and, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate in global form for the shares of Common Stock is registered shall be treated as a holder of record of the Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock, the record date for which dividends occurred on or prior to the Purchase Date.

     (h) Taxes. If a Holder of a purchased Debenture is paid in shares of Common Stock pursuant to this Section 3.5, the Company shall pay all stamp, issue, registration, documentary or other similar taxes or duties, if any, which may be imposed by the Netherlands Antilles or the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may, and if so instructed by the Company shall, refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 3.6 Purchase of Debentures at Option of the Holder upon a Fundamental Change

     (a) If a Fundamental Change occurs, a Holder will have the right, at its option, to require the Company to purchase all or a portion of the Principal Amount of Debentures equal to $1,000 or an integral multiple of $1,000, that has not been previously purchased by the Company, at the Purchase Price on the Fundamental Change Purchase Date (the "Fundamental Change Purchase Price"), as of the date that is 30 days after the date of the Company's Fundamental Change Notice (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.6(c). The price the Company shall be required to pay is equal to 100% of the Principal Amount of the Debentures plus accrued and unpaid interest up to, but not including, the Fundamental Change Purchase Date.

     A "Fundamental Change" shall be deemed to have occurred upon a Change in Control or a Termination of Trading.

     A "Change in Control" shall be deemed to have occurred at such time after the Debentures are originally issued and any of the following events shall occur:

               (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction that meets the requirements of clause (a)(ii)(B) of this Section 3.6;

               (ii) the Company merges or consolidates or amalgamates with or into any other person (other than one or more Subsidiaries), or of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding shares of Common Stock (other than the cancellation of any of the Company's outstanding shares of Common Stock held by the person with whom the Company merges, consolidates or amalgamates), or (B) pursuant to which the holders of the Company's Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Voting Securities entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common equity of the surviving person; or

               (iii) any time the Company's Continuing Directors do not constitute a majority of the Company's board of directors (or, if applicable, a successor person to the Company).

Notwithstanding the foregoing provisions of this Section 3.6, a Change in Control shall not be deemed to have occurred if (1) the Closing Sale Price per share of Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation, amalgamation or asset sale, equals or exceeds 105% of the conversion price of the Debentures in effect before the Change in Control or the public announcement thereof, or (2) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a transaction otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common equity traded on a U.S. national securities exchange or market or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the transaction) and as a result of the transaction the Debentures become convertible into such shares of common equity. For purposes of this Section 3.6, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, and (z) "Person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or

(ii) becomes a member of such Board of Directors subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

     A "Termination of Trading" shall be deemed to have occurred if the shares of Common Stock (or other Common Stock into which the Debentures are then convertible) are not listed on the NYSE nor approved for trading on the Nasdaq National Market or any other U.S. national or regional securities exchanges or markets.

     At the option of the Company, all or a specified percentage of the Fundamental Change Purchase Price of Debentures in respect of which a Fundamental Change Notice pursuant to Section 3.6(b) has been given may be paid by the Company by the issuance of a number of shares of Common Stock or, in the case of a merger in which the Company is not the surviving entity, common stock, ordinary shares, American Depositary Shares or analogous securities of the surviving entity or its direct or indirect parent entity, cash or a combination of the applicable securities and cash equal to the quotient obtained by dividing
(i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or a specified percentage of the Fundamental Change Purchase Price of such Debentures in cash, by (ii) the product of (A) the Market Price of the Common Stock or applicable security, subject to the next succeeding paragraph and (B) 0.99.

     The Company will not issue fractional shares of Common Stock in payment of the Fundamental Change Purchase Price. Instead, the Company will pay cash based on the Market Price for all fractional shares. The Market Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

     In the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock or applicable securities, or a combination of Common Stock and applicable securities, and cash, because of a failure to satisfy any condition, the Company must purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Fundamental Change Notice to Holders except pursuant to this Section 3.6(a) or pursuant to Section 3.6(b) in the event of a failure to satisfy, prior to the close of business on the Fundamental Change Purchase Date, any condition to the payment of the Fundamental Change Purchase Price in shares of Common Stock.

     At least one Business Day before the Fundamental Change Notice Date (as defined below), unless a shorter period is acceptable to the Trustee, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i)  the manner of payment selected by the Company;

               (ii) the information required by Section 3.6(b);

               (iii) if the Company elects to pay all or a specified percentage of the Fundamental Change Purchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.6(a) have been or will be complied with; and

               (iv) whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.6(b).

          The Company's right to exercise its election to purchase Debentures through the issuance of Common Stock or applicable securities or a combination of Common Stock or applicable securities and cash shall be conditioned upon:

               (I) the Company's giving of timely Fundamental Change Notice to purchase Debentures with Common Stock or applicable securities or a combination of Common Stock or applicable securities and cash as provided herein;

               (II) the registration of such Common Stock or securities under the Securities Act or the Exchange Act, in each case, if required;

               (III) such Common Stock or securities shall have been listed on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association;

               (IV) any necessary qualification or registration of the Common Stock or securities under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (V) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock or securities are in conformity with this Indenture and
     (B) the shares of Common Stock or securities to be issued in payment of all or a specified percentage of the Fundamental Change Purchase Price in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of all or a specified percentage of the Fundamental Change Purchase Price in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions (II) through (IV) above have been satisfied.

     Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock or securities to be issued for each $1,000 Principal Amount of Debentures, (ii) the Closing Sale Price of a share of Common Stock or security on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Fundamental Change Purchase Date and (iii) the Market Price of the Common Stock or securities. The Company may pay the Fundamental Change Purchase Price in Common Stock or securities only if the information necessary to calculate the Market

Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Fundamental Change Purchase Date and the Company has elected to purchase the Debentures pursuant to this Section 3.6 through the issuance of Common Stock or securities, the Company shall pay the entire Purchase Price of the Debentures of such Holder or Holders in cash.

     Upon determination of the actual number of shares of Common Stock or securities to be issued for each $1,000 Principal Amount of Debentures , the Company shall disseminate such determination through Dow Jones & Company, Inc. or Bloomberg Business News or otherwise make such information publicly available.

     (b) No later than 15 days after the occurrence of a Fundamental Change, the Company shall mail a written notice (the "Fundamental Change Notice") of the Fundamental Change (the date of such mailing, the "Fundamental Change Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

               (i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change and the repurchase right arising as a result of the Fundamental Change;

               (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.6 must be given;

               (iii)  the Fundamental Change Purchase Date;

               (iv)   the Fundamental Change Purchase Price;

               (v) the name and address of the Paying Agent and the Conversion Agent;

               (vi) the then existing Conversion Rate and any adjustments thereto;

               (vii) that the Debentures as to which a Fundamental Change Notice has been given may be converted if they are otherwise convertible pursuant to Article VII hereof only if the Holder has not delivered a Fundamental Change Purchase Notice to the Trustee;

               (viii) that the Debentures must be surrendered to the Paying Agent to collect payment;

               (ix) that the Fundamental Change Purchase Price for any Debenture as to which a Fundamental Change Purchase Notice has been duly given will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Debenture as described in (viii);

               (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.6;

               (xi)   briefly, the conversion rights, if any, of the Debentures;

               (xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Debentures surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date and the only remaining right of the Holders of such Debentures is to receive payment of the Purchase Price upon surrender to the Paying Agent of the Debentures purchased; and

               (xiii) the CUSIP number(s) of the Debentures.

     In the event the Company has elected to pay all or a specified percentage of the Fundamental Change Purchase Price with shares of Common Stock or securities, the Fundamental Change Notice shall:

     (1) state that the Company will pay the Fundamental Change Purchase Price with shares of Common Stock or securities;

     (2) describe the method of calculating the number of shares of Common Stock or securities to be paid;

     (3) state that because the Market Price of the Common Stock or securities will be determined prior to the Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock or securities to be received from the date such Market Price is determined to the Fundamental Change Purchase Date.

     (c) A Holder may exercise its rights specified in Section 3.6(a) upon delivery of an irrevocable written notice of purchase (a "Fundamental Change Purchase Notice") to the Paying Agent at any time on or prior to the 15th day after the date the Company delivers its written Fundamental Change Notice, stating:

               (i) the certificate number, if applicable, of the Debenture which the Holder will deliver to be purchased or the appropriate Depositary procedure if Certificated Securities have not been issued;

               (ii) the portion of the Principal Amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

               (iii) that such Debenture shall be purchased pursuant to the terms and conditions specified in Paragraph 6 of the Debentures; and

     If certificated, the delivery of such Debenture to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase

Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.6 only if the Debenture so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.6, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.6 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date.

     (d) Covenants of the Company. All shares of Common Stock or securities delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (e) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 3.6 or for fractional shares of Common Stock or securities, as applicable) or Common Stock or securities, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.8, sufficient to pay the aggregate Fundamental Change Purchase Price of all Debentures to be purchased pursuant to this Section 3.6. On the Fundamental Change Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock or securities through the Paying Agent, a certificate in global form for the number of full shares of Common Stock or securities issuable in payment of the Fundamental Change Purchase Price and cash in lieu of any fractional shares. The Person in whose name the certificate for shares of Common Stock or securities is registered shall be treated as a holder of record of Common Stock or securities on the Business Day following the Fundamental Change Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock on the record date for which dividends occurred on or prior to the Fundamental Change Purchase Date.

     (f) Taxes. If a Holder of a purchased Debenture is paid in Common Stock or securities pursuant to this Section 3.6, the Company shall pay all, stamp, issue, registration, documentary or other similar taxes or duties, if any, which may be imposed by the Netherlands Antilles or the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock or securities. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock or securities to be issued in a name other than the Holder's name. The Paying Agent may, and if so instructed by the Company, shall refuse to deliver the certificates representing the shares of Common Stock or securities being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock or securities are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 3.7  Effect of Purchase Notice or Fundamental Change Purchase Notice

     Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.5(a) or Section 3.6(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 3.5(d) or Section 3.6(c), as applicable, have been satisfied) and (y) if certificated, the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.5(d) or Section 3.6(c), as applicable. Debentures in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article VII hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs. Debentures in respect of which a Fundamental Change Purchase Notice has been delivered may not be converted on or after the date of the delivery of such notice.

     A Fundamental Change Purchase Notice may not be withdrawn. A Purchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the fifth Business Day prior to the Purchase Date specifying:

     (a) the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted or the appropriate Depositary procedures if Certificated Securities have not been issued,

     (b) the Principal Amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

     (c) the Principal Amount, if any, of such Debenture which remains subject to the original Purchase Notice, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.5(a)(1)(D). A Purchase Notice not withdrawn within the time period specified in the preceding sentence becomes irrevocable.

     If cash (and/or shares of Common Stock or securities, if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent prior to 10:00 a.m. New York City time on the Purchase Date or the Fundamental Change Purchase Date, interest shall cease to accrue on such Debentures (or portions thereof) on such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Debenture.

Section 3.8  Deposit of Purchase Price or Fundamental Change Purchase Price

     Prior to 10:00 a.m. New York City time on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) and/or shares of Common Stock or securities, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

Section 3.9  Debentures Purchased in Part

     Any Certificated Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the Principal Amount of the Debenture so surrendered which is not purchased.

Section 3.10 Covenant to Comply With Securities Laws Upon Purchase of Debentures

     When complying with the provisions of Section 3.5 or 3.6 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Sections 3.5 and 3.6 to be exercised in the time and in the manner specified in Sections 3.5 and 3.6.

Section 3.11 Repayment to the Company

     The Trustee or the Paying Agent, as the case may be, shall return to the Company upon its written request any cash or shares of Common Stock or securities that remain unclaimed as provided in Paragraph 13 of the Debentures, together with interest or dividends, if any, thereon (subject to the provisions of Section 8.03 of the Base Indenture), held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock or securities deposited by the Company pursuant to Section 3.8 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then the Trustee shall promptly return any such excess to the Company upon written request together with interest or dividends, if any, thereon (subject to the provisions of Section 8.03 of the Base Indenture).

Section 3.12 Redemption Upon Changes in Withholding Taxes

     The Debentures may be redeemed (a "Withholding Tax Redemption"), as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to the Principal Amount plus accrued and unpaid interest to, but excluding, the redemption date and any Additional Amounts, if any: (a) if as a result of any amendment to, or change in, the laws or regulations of the Netherlands Antilles or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations, (b) as a result of such change the Company has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to such Debentures, and (c) such obligation to pay Additional Amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (x) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be otherwise required to pay such Additional Amounts, and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Company shall deliver to the Trustee (i) a certificate signed by two Officers of the Company, stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of outside legal counsel of recognized standing to the effect that the Company has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

     Notwithstanding the foregoing, if the Company has given notice of a Withholding Tax Redemption as described in this Section 3.12, each Holder shall have the right to elect that such Holder's Debentures will not be subject to such Withholding Tax Redemption. If a Holder elects not to be subject to a Withholding Tax Redemption, neither the Company nor the Trustee will be required to pay any Additional Amounts as provided in Section 4.1 below with respect to payments made on the Debentures subject to such election (whether held by such Holder or a subsequent Holder thereof) following the date of such Withholding Tax Redemption fixed by the Company, and all subsequent payments on those Debentures will be subject to any tax required to be withheld or deducted under the Netherlands Antilles law. Holders must elect their option to avoid a Withholding Tax Redemption by written notice to the Trustee no later than the 15th day prior to the date of such Withholding Tax Redemption fixed by the Company stating:

     (1) the name and address of the registered Holder of the Debentures subject to such election:

     (2) the certificate numbers, if any, and Principal Amount of such Debentures; and

     (3) that the Holder elects to avoid the Withholding Tax Redemption and that the Holder (or any successor Holder of such Debenture) will not be entitled to any Additional Amounts with respect to payments made on such Debentures following the date of such Withholding Tax Redemption.

     The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction other than the United States or any state thereof in which any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

                                   ARTICLE IV

                                    COVENANTS

Section 4.1  Payment of Additional Amounts

     All payments made by the Company under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, or governmental charges of whatever nature imposed or levied by any Taxing Authority ("Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. In the event that the Company is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Debentures, the Company will pay such Additional Amounts as may be necessary so that the net amount received by each Holder of Debentures (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Debentures to the extent:

               (i) such Holder (A) is able to avoid such withholding or deductions by complying with any applicable certification, documentation, information or other reporting requirements concerning the holder's nationality, residence, identity or connection with the Netherlands Antilles or (B) is liable for such Taxes in respect of the Debentures by reason of its having some connection with the Netherlands Antilles other than merely by the holding of the Debentures and the receipt of payments thereon;

               (ii) of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to such Debentures, or of any other Taxes imposed other than by withholding or payment by the Company, except as otherwise provided in the Indenture;

               (iii) that any such Taxes would not have been so imposed but for the presentation of such Debentures (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder thereof would have been entitled to Additional Amounts had the Debentures been presented for payment on any date during such 30-day period; or

               (iv) that an election was made with respect to that Debenture by the Holder of such Debenture or a prior Holder of such Debenture to avoid a Withholding Tax Redemption pursuant to the last paragraph of
          Section 3.12 with respect to payments made subsequent to the date of such Withholding Tax Redemption.

     The Company will also (i) make such withholding or deduction of Taxes and
(ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Company will use its reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so withheld or deducted from each Taxing Authority imposing such Taxes. The Company will, upon request by a Holder, make available to such Holder, within 60 days after the date the payment of any Taxes so withheld or deducted is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or if, notwithstanding the Company's reasonable best efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company.

     In the event that the Company is obligated to pay Additional Amounts with respect to any payment of principal, interest, redemption price or any other amount payable under or with respect to the Debentures, 30 days prior to the date such payment is due and payable, the Company will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will also be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on such payment date.

     The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction other than the United States or any state thereof in which any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

     In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the Netherlands Antilles or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the Debentures.

     Whenever in this Indenture or the Debentures there is mentioned, in any context, the payment of principal, interest, redemption price or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     If the Company becomes incorporated or otherwise organized under the laws of a country other than the Netherlands Antilles or the United States or any state thereof (or if the surviving person of a merger, amalgamation, or consolidation to which the Company is a party is organized or incorporated under the laws of such a country) the terms of Section 3.12, above, and this Section 4.1 shall be changed to provide (i) for the payment of additional amounts in the case of any withholding or deduction for any taxes, duties, assessments or governmental charges imposed or levied by the country in which the Company or such surviving person is incorporated or organized, or any political subdivision thereof, or taxing authorities thereof or therein, and (ii) for redemption upon changes in withholding taxes with respect thereto, on terms substantially identical to the terms currently applicable in respect of taxes imposed by the Netherlands Antilles and its political subdivisions and taxing authorities.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

Section 5.1  Events of Default

     In addition to the Events of Default listed on Section 6.01 of the Base Indenture, an "Event of Default" occurs with respect to the Debentures

               (i) if the Company defaults in the payment of the principal of and accrued interest on any Debentures upon a repurchase pursuant to
          Section 3.5, 3.6, or 3.12 hereof;

               (ii) if the Company fails to give Holders the Fundamental Change Notice within the time required to give that notice, and such failure continues for 30 days.

                                   ARTICLE VI

                                   AMENDMENTS

Section 6.1  Without Consent of Holders.

     In addition to those matters set forth in Section 9.01 of the Base Indenture, with respect to the Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures or waive any provision thereof or of this Supplemental Indenture without the consent of any Holder of Debentures:

               (i) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the United States Internal Revenue Code of 1986, as amended from time to time or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the United States Internal Revenue Code of 1986, as amended from time to time; or

               (ii) to make such changes in connection with a consolidation, amalgamation, merger or other transaction as may be necessary so as to not impair the rights of Holders, including the right to receive payment of Additional Amounts in respect of any tax withholding or deduction imposed by the jurisdiction of formation.

     After an amendment under this Section 6.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holder, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 6.2  With Consent of Holders.

     In addition to those matters set forth in Section 9.02 of the Base Indenture, without the consent of the Holder of each Debenture affected thereby, an amendment, supplement or waiver may not:

               (i) amend provisions relating to the Withholding Tax Redemption in a manner adverse to the Holders of Debentures; or

               (ii) reduce the Purchase Price or Fundamental Change Purchase Price of any Debenture or change the time at which the Debentures may or must be redeemed or repurchased.

                                   ARTICLE VII

                                   CONVERSIONS

Section 7.1  Conversion Privilege

     Subject to the limitations in this Indenture and paragraph 10 of the Debentures, a Holder of a Debenture may convert such Debenture into shares of Common Stock at any time. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in Paragraph 10 of the Debentures, subject to adjustment as herein set forth.

     A Holder may convert a portion of the Principal Amount of a Debenture if the portion converted is in a $1,000 Principal Amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

Section 7.2  Conversion Procedure

     The first Business Day on which the Holder delivers an irrevocable conversion notice together with such Holder's Debentures (if the Debentures are in certificated form) for conversion is the conversion date (the "Conversion Date").

     As soon as practicable after the Conversion Date, the Company shall deliver to the account of the Holder, through the Conversion Agent, or applicable procedures of the Depositary the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 7.3. The Person in whose name the certificate is registered shall be treated as a stockholder of record as of the close of business on the Conversion Date. Upon conversion of a Debenture in its entirety, such Person shall no longer be a Holder of the portion of such Debenture so cancelled.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article VII. On conversion of a Debenture, that portion of accrued and unpaid interest, if any, through the Conversion Date with respect to the converted Debenture shall be deemed cancelled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest, if any. Delivery of Common Stock upon conversion will be deemed to satisfy the Company' s obligation to pay the Principal Amount of the Debentures. If the Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Debentures converted.

     Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unconverted portion of the Debenture surrendered or cause the account of the Holder to be so credited.

Section 7.3  Fractional Shares

     The Company will not issue fractional shares of Common Stock upon conversion of a Debenture. Instead, the Company will pay cash based on the current market value of the fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Closing Sale Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Debentures that the Holder is then converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

Section 7.4  Taxes on Conversion

     If a Holder submits a Debenture for conversion, the Company shall pay all stamp, issue, registration, documentary or other similar taxes or duties, if any, which may be imposed by the Netherlands Antilles or the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion.

However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may, and if so instructed by the Company, shall refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 7.5  Company to Provide Stock

     The Company shall, prior to issuance of any Debentures under this Article VII, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures into shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all United States federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 7.6  Adjustment for Change in Capital Stock

     If, after the Issue Date of the Debentures, the Company:

     (1) pays a dividend or makes another distribution on the Company's Common Stock to all holders of the Company's Common Stock payable exclusively in shares of Common Stock;

     (2) subdivides the outstanding shares of Common Stock into a greater number of shares;

     (3) combines the outstanding shares of Common Stock into a smaller number of shares; or

     (4) issues by reclassification of its Common Stock any shares of Capital Stock to all holders of Common Stock;

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares of Common Stock (or other Capital Stock) of the Company which such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination or reclassification.

     If after an adjustment a Holder of a Debenture upon conversion of such Debenture may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article VII with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article VII.

Section 7.7  Adjustment for Rights Issue

     If after the Issue Date of the Debentures, the Company distributes any rights or warrants to all or substantially all holders of the Company's Common Stock entitling them to purchase, for a period expiring within 60 days after the date of issuance of such rights or warrants, shares of Common Stock (or securities convertible into Common Stock) at a price per share less (or having a conversion price per share less) than the then current Market Price as of the Time of Determination (except that no adjustment will be made if Holders of the Debentures may participate in the transaction on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate), the Conversion Rate shall be adjusted in accordance with the formula:

     R' = R x            (O + N)
               -----------------
                 (O + (N x P)/M)

where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 7.7 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P = the offering price per share of the additional shares.

     M = the Market Price, minus, in the case of (i) a distribution to which
Section 7.6(4) applies or (ii) a distribution to which Section 7.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 7.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.7 applies, the fair market value (on the record date for the distribution to which this Section 7.7 applies) of the

         (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(4) distribution and

         (2) the Company's debt, securities or assets or other rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 7.8 distribution.

         The Board of Directors shall determine fair market values for the purposes of this Section 7.7, except as Section 7.8 otherwise provides in the case of a spin-off.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 7.7 if the application of the formula stated above in this Section 7.7 would result in a value of R' that is equal to or less than the value of R.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 7.7 or 7.8 applies and
(ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

Section 7.8 Adjustment for Other Distributions

         If, after the Issue Date of the Debentures, the Company distributes to all holders of its Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 7.6 and distributions of rights, warrants or options referred to in
Section 7.7 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 7.8, in accordance with the formula:

         R' =     R x M
                ---------
                  (M-F)

         where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the Market Price, minus, in the case of a distribution to which
Section 7.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 7.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.8 applies, the fair market value (on the record date for the distribution to which this Section 7.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(4) distribution.

         F = the fair market value (on the record date for the distribution to which this Section 7.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 7.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the shares of Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 7.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Market Price shall mean the Closing Sale Price for the Common Stock on the same trading day. If no trading market develops for the Capital Stock so distributed, the value of the distributed Capital Stock will be determined by two nationally recognized investment banks appointed by the Company.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 7.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

         For purposes of this Section 7.8, the term "Extraordinary Cash Dividend" shall mean the sum of (i) any cash and the fair market value of any other consideration payable in respect of any tender offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the Market Capitalization of the Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution.

         If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to this Section 7.8, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 7.8, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions within the preceding 12 months, minus (z) the aggregate amount of all cash dividends or cash distributions within the preceding 12 months for which a prior adjustment in the Conversion Rate was previously made.

         In the event that, with respect to any distribution to which this
Section 7.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 7.8 shall not be made and in lieu thereof the provisions of Section 7.15 shall apply to such distribution.

Section 7.9 Adjustment for Company Tender Offer

         If, after the Issue Date of the Debentures, the Company or any Subsidiary of the Company pays holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment in each case, exceeds an amount equal to 12.5% of the Market Capitalization of the shares of Common Stock on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this Section 7.9 by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the Closing Sale Price per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock (less any Purchased Shares) at the Expiration Time and the Closing Sale Price per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

Section 7.10 When Adjustment May Be Deferred

         No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article VII shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

Section 7.11 When No Adjustment Required

         No adjustment of the Conversion Rate need be made:

         (a) as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or
(iv) the termination or invalidation of the rights, in each case, pursuant to any stockholders rights plan the Company may adopt from time to time;

         (b) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

         (c) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

         (d) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued.

         No adjustment need be made for a transaction referred to in Section 7.7 or Section 7.8 if Holders of the Debentures may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for a transaction referred to in Section 7.8 above if all Holders of the Debentures may participate in the transaction.

         No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

         To the extent the Debentures become convertible pursuant to this
Article VII in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 7.12 Notice of Adjustment

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 7.13 Voluntary Increase

         The Company may increase the Conversation Rate as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company from time to time may also increase the Conversion Rate as permitted by law by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 7.6, 7.7 or 7.8.

Section 7.14 Notice of Certain Transactions

         If:

         (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 7.6, 7.7, 7.8 or 7.9 (unless no adjustment is to occur pursuant to Section 7.11); or

         (b) the Company takes any action that would require a supplemental indenture pursuant to Section 7.15; or

         (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, amalgamation, merger, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 5 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 7.15 Reorganization of Company; Special Distributions

         If the Company is a party to a transaction subject to Section 5.01 of the Base Indenture (other than a sale of all or substantially all of the property of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other property of the Company or any other Person) or a consolidation, amalgamation or merger which reclassifies or changes its outstanding shares of Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the successor entity, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other property which such Holder would have received immediately after the consolidation, amalgamation, merger or transfer if such Holder had converted the Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article VII. The successor entity shall mail to Holders a notice briefly describing the supplemental indenture.

         If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 7.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 7.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Debenture that converts such Debenture in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Debenture is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Debenture immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

Section 7.16 Company Determination Final

         Any determination that the Company or the Board of Directors must make pursuant to Sections 7.3, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.15 or 7.17 is
conclusive, absent manifest error.

Section 7.17 Trustee's Adjustment Disclaimer

         The Trustee has no duty to determine when an adjustment under this
Article VII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
7.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article VII. Each Conversion Agent shall have the same protection under this Section 7.17 as the Trustee.

Section 7.18 Simultaneous Adjustments

         In the event that this Article VII requires adjustments to the Conversion Rate under more than one of Sections 7.6(4), 7.7 or 7.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.6, second, the provisions of Section 7.8 and, third, the provisions of Section 7.7.

Section 7.19 Successive Adjustments

         After an adjustment to the Conversion Rate under this Article VII, any subsequent event requiring an adjustment under this Article VII shall cause an adjustment to the Conversion Rate as so adjusted.

Section 7.20 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of the Debentures prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Debentures, and the certificate representing such shares of Common Stock shall bear the following legend (the "Restricted Common Stock Legend") unless removed in accordance with Section 7.20(c):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY, OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES
         ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATIONS UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL

         NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         (b) If (i) shares of Common Stock to be issued upon conversion of a Debenture prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Debenture or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except for transfers in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company, the Conversion Agent and the Transfer Agent such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1 Defeasance.

         The Debentures shall be subject to the provisions of Article VIII of the Base Indenture.

         However, notwithstanding the provisions of Sections 8.01 and 8.02 of the Base Indenture, the Holders right to convert the Debentures pursuant to
Article VII hereof shall not be affected by any action of the Company under
Article VIII of the Base Indenture.

Section 8.2 Notices

         If the Company mails a notice or communication to the Holders pursuant to Section 10.02 of the Base Indenture, relating to the Debentures, it shall also mail a copy to the Conversion Agent.

Section 8.3 Separability Clause

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.4 Rules by Trustee, Paying Agent, Conversion Agent and Registrar

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 8.5 Legal Holidays

         If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Debentures, no interest, if any, shall accrue for the intervening period.

Section 8.6 GOVERNING LAW

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 8.7 Multiple Originals

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                      SCHLUMBERGER LIMITED

                                      By: /s/ Michel Soublin
                                          -------------------------------------
                                          Name: Michel Soublin
                                          Title: Treasurer

                                      CITIBANK, N.A.

                                      By: /s/ Nancy Forte
                                          -------------------------------------
                                          Name: Nancy Forte
                                          Title: Assistant Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER

                                     A-1-1

HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                     A-1-2

                              SCHLUMBERGER LIMITED

                 1.500% Series A Convertible Debentures due 2023

No.                                        CUSIP: 806857AB4

Issue Date: June 9, 2003

         SCHLUMBERGER LIMITED, a Netherlands Antilles corporation, promises to
pay to Cede & Co. or registered assigns, the principal amount of ($        ) on
June 1, 2023.

         Interest Payment Dates:  June 1 and December 1

         Record Dates:  May 15 and November 15

         This Debenture is convertible as specified on the other side of this Debenture.

         Additional provisions of this Debenture are set forth on the other side of this Debenture.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the [ ] day of [ ], 2[ ].

                                                SCHLUMBERGER LIMITED

                                                By:_____________________________
                                                   Name:
                                                   Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         CITIBANK, N.A., as Trustee, certifies that this is one of the Debentures referred to in the within-mentioned Indenture.

Dated: [    ], 2[   ]

                                                CITIBANK, N.A.

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                     A-1-3

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                 1.500% Series A Convertible Debentures due 2023

1.   Interest.

     This Debenture shall bear interest at the rate of 1.500% per annum. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year (each, a "Interest Payment Date"), commencing December 1, 2003. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid from the Issue Date; provided, however, that if there is not an existing Default in the payment of interest and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Base Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 or 7 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Debenture), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.500% per annum which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in cash at Stated Maturity and payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices and Fundamental Change Purchase Prices to Holders who surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, Citibank, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

                                      A-1-4

4.   Indenture.

     The Company issued the Debentures under an Indenture dated as of June 9, 2003 (the "Base Indenture"), between the Company and the Trustee and a First Supplemental Indenture dated as of June 9, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Debentures are general unsecured obligations of the Company limited to $850,000,000 aggregate principal amount (subject to increase by up to $125,000,000 in the event the Initial Purchasers exercise the option to purchase additional Debentures granted to them in the Purchase Agreement). The Indenture does not limit other indebtedness of the Company or its Subsidiaries, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Debentures. Subject to the terms and conditions of this Indenture, the Debentures are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after June 6, 2008 for a cash price equal to the Principal Amount of the Debentures to be redeemed plus accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if any, up to but not including, the Redemption Date (the "Redemption Price").

6.   Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on June 1, 2008, June 1, 2013 and June 1, 2018 or the next Business Day following such dates to the extent such dates are not Business Days in integral multiples of $1,000 at a Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest, if any, on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and, if certificated, shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

     The Purchase Price for repurchases on June 1, 2008 will be paid in cash. On the other Purchase Dates, the Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof.

                                      A-1-5

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Debentures held by such Holder within 15 days (which purchase shall occur 30 days after the date of such offer) after the occurrence of a Fundamental Change (as defined in the Indenture) for a Fundamental Change Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest, if any, up to but not including, the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash or, at the Company's option, shares of Common Stock (valued at 99% of the average Closing Sales Prices of the Common Stock (or other applicable security) for the ten trading days ending on the third Business Day prior to the Fundamental Change Purchase Date), or a combination of cash and shares of Common Stock.

     Holders do not have a right to withdraw a Fundamental Change Purchase Notice. Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or shares of Common Stock or securities, if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent prior to 10:00 a.m. New York City time on the Purchase Date or the Fundamental Change Purchase Date, interest shall cease to accrue on such Debentures (or portions thereof) on such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Debenture.

7.   Redemption Upon Changes in Withholding Taxes.

     The Company may redeem all, but not less than all, of the Debentures if (i) there is a change or an amendment in the laws or regulations of the Netherlands Antilles or any political subdivision or taxing authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; (ii) as a result of such change, the Company became or will become obligated to pay Additional Amounts, as defined in paragraph 8 below, on the next payment date with respect to the Debentures; (iii) the obligation to pay Additional Amounts cannot be avoided through the Company's reasonable measures; (iv) the Company delivers to the Trustee (x) a certificate signed by two of the Company's Officers stating that the obligation to pay Additional Amounts cannot be avoided by the Company's taking reasonable measures available to it; and (y) a written opinion of outside legal counsel to the Company of recognized standing to the effect that the Company has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it; (v) following the delivery of the certificate and opinion described in clause (iv) above, the Company provides notice of redemption not less than 30 days, but not more than 60 days, prior to the earliest date on which the Company would be obligated to pay such Additional Amount.

                                      A-1-6

     Upon the occurrence of each of (i) through (v) above, the Company may redeem the Debentures at a redemption price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but excluding, the redemption date, plus any Additional Amounts (a "tax redemption").

     Notwithstanding the foregoing, if the Company has given notice of a tax redemption as described above, each Holder of Debentures will have the right to elect that such Holder's Debentures will not be subject to such tax redemption. If a Holder elects not to be subject to a tax redemption, the Company will not be required to pay Additional Amounts with respect to payments made on that Holder's Debentures following the redemption date fixed by the Company, and all subsequent payments on such Holder's Debentures will be subject to any tax required to be withheld or deducted under Netherlands Antilles law. Holders must elect their option to avoid a tax redemption by written notice to the Trustee no later than the 15th day prior to the redemption date fixed by the Company.

     The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction other than the United States or any state thereof in which any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

8.   Additional Amounts.

     All payments that the Company is required to make under or in respect of the Debentures will be paid without withholding or deductions for or on account of any present or future taxes, duties, assessments or governmental charges imposed by the Netherlands Antilles or any political subdivision or taxing authority thereof or therein having power to tax, unless such withholding or deduction is required by law or the interpretation or administration thereof. In the event the Company is required to withhold or deduct on account of any such taxes from any payment made under or with respect to the Debentures, the Company will pay such Additional Amounts so that the net amount received by each Holder of Debentures, including those Additional Amounts, will equal the amount that such Holder would have received if such taxes had not been required to be withheld or deducted.

     Additional Amounts will not be payable with respect to a payment to a Holder of Debentures to the extent (i) the Holder is (x) able to avoid such withholding or deduction by complying with any applicable certification, documentation, information or other reporting requirements concerning the Holder's nationality, residence, identity or connection with the Netherlands Antilles; or (y) liable for such taxes, duties, assessments or governmental charges in respect of the Debentures by reason of its having some connection with the Netherlands Antilles other than merely by the holding of the Debentures and the receipt of payments thereon; (ii) of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures or of any other tax imposed other than by withholding on payments by the Company, except as otherwise provided in the Indenture; (iii) that any such taxes would not have been imposed but for

                                     A-1-7
     the presentation of such Debentures, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Debentures been presented for payment on any date during such 30-day period, or (iv) that an election was made with respect to that Debenture by the Holder of such Debenture or a prior Holder of such Debenture to avoid a Withholding Tax Redemption pursuant to the last paragraph of Section 3.12 with respect to payments made subsequent to the date of such Withholding Tax Redemption.

     References in this Debenture to the payment of principal of or interest on or any amount under this Debenture shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

9.   Notice of Redemption.

     Notice of redemption pursuant to paragraph 5 of this Debenture will be mailed not less than 20 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

10.  Conversion.

     Except as otherwise provided in the Indenture, Holders may surrender Debentures for conversion into Common Stock on a Conversion Date at any time prior to the close of business on the last trading day on the New York Stock Exchange prior to the Stated Maturity of the Debentures. The Conversion Price is equal to the Principal Amount thereof divided by the Conversion Rate then in effect. A Holder may surrender for conversion a Debenture or portion of a Debenture which has been called for redemption pursuant to paragraph 5 hereof until the close of business on the last Business Day prior to the Redemption Date.

     A Debenture in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Debenture in respect of which a Holder has delivered a Fundamental Change Notice may not be converted.

     The initial Conversion Rate is 13.8255 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Debentures for conversion will receive cash or a check in lieu of any fractional shares of Common Stock. The cash payment for fractional shares will be based

                                     A-1-8
     on the Closing Sale Price of the Common Stock on the trading day immediately prior to the Conversion Date. Delivery of Common Stock will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures. Accrued interest will be deemed canceled, extinguished or forfeited.

     To surrender a Debenture for conversion, a Holder must (1) complete and manually sign an irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent or cause its securities account to be debited the Principal Amount of the Debenture to be converted, (3) furnish appropriate endorsements and transfer documents or follow appropriate Depositary procedures and (4) pay any transfer or similar tax, if required.

     The Conversion Rate will be adjusted as provided in Article VII of the Supplemental Indenture. The Company may increase the Conversation Rate as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company may also increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

     If the Company is a party to a consolidation, amalgamation, merger or other transaction pursuant to which Common Stock is converted into cash, securities or other property, then at the effective time of the transaction, or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into securities, cash or other property of the Company or another Person.

11.  Denominations; Transfer; Exchange.

     The Debentures are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and, in the case of a Purchase Notice, not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed until the date of mailing.

12.  Persons Deemed Owners.

     The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

                                     A-1-9

13.  Unclaimed Money or Debentures.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding debt securities of all series of Debentures affected by the amendment or supplement (acting as one class) (i) may consent to the amendment or supplement, (ii) may amend or supplement the Indenture and the series of Debentures; and (iii) may waive certain defaults.

     Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture and the series of Debentures (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of the Company's obligations under the Indenture by a successor upon any merger, consolidation, amalgamation or asset transfer permitted under the Indenture; (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to provide for bearer Debentures;
     (iv) to provide any security for or guarantees of the Debentures or for the addition of an additional obligor on the Debentures; (v) to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA; (vi) to add covenants that would benefit the Holders of Debentures or to surrender any rights the Company has under the Indenture; (vii) to add Events of Default with respect to the Debentures; (viii) to make such changes in connection with a consolidation, amalgamation, merger or other transaction as may be necessary so as to not impair the rights of Holders of the Debentures, including the right to receive payment of Additional Amounts in respect of any tax withholding or deduction imposed by the jurisdiction of formation; or (ix) to make any change that does not adversely affect any outstanding Debentures in any material respect.

15.  Defaults and Remedies.

     Under the Indenture, Events of Default with respect to the Debentures include (i) default for 30 days in payment of any interest on the Debentures, after such interest becomes due and payable; (ii) default in payment of principal and accrued interest at maturity, upon redemption, repurchase or following a Fundamental Change, when the same becomes due and payable; (iii) default by the Company or any of its Significant Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Debentures) having an outstanding principal amount of $125 million (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity unless such declaration has been rescinded within 30 days; (iv) default in the payment of any of the Company's or any of its

                                     A-1-10

     Significant Subsidiaries' Indebtedness for money borrowed, in an aggregate principal amount exceeding $125 million (or its equivalent in any other currency or currencies) when such Indebtedness becomes due and payable at final maturity and such default continues unremedied or unwaived for more than 30 Business Days after the expiration of any grace period or extension of the time for payment applicable thereto; (v) default for failure to give notice of the right to require the Company to repurchase Debentures following the occurrence of a Fundamental Change within the time required to give such notice, and such failure continues for 30 days; (vi) default in the Company's performance of any other covenants or agreements in respect of the Debentures contained in the Indenture or the Debentures for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding (or, in the case of a failure to comply with one of the covenants listed in Section 4.08 or 4.09 of the Base Indenture, of all debt securities issued under the Indenture then outstanding affected by such default); and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries.

     Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the series of Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.  Registration Rights.

     The Holders of the Debentures are entitled to the benefits of a Registration Rights Agreement, dated as of June 9, 2003, among the Company and the Initial Purchasers, including the receipt of liquidated damages upon a registration default (as defined in such agreement).

17.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder shall waive and release all such

                                     A-1-11
     liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

19.  Authentication.

     This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

21.  GOVERNING LAW.

     THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

          Schlumberger Limited
          153 East 53/rd/ Street, 57/th/ Floor
          New York, New York 10022-4624
          (212) 350-9400

          Attn: Investor Relations
          Telephone No.: (212) 350-9400

                                     A-1-12

              ASSIGNMENT FORM                                    CONVERSION NOTICE
-----------------------------------------------   -----------------------------------------------
To assign this Debenture, fill in the form        To convert this Debenture into Common
below:                                            Stock, check the box [ ]

I or we assign and transfer this Debenture to     To convert only part of this Debenture, state
                                                  in the space provided below the Principal
_____________________________________________     Amount to be converted (which must be
                                                  $1,000 or an integral multiple of $1,000):
_____________________________________________
(Insert assignee's soc. sec. or tax ID no.)

_____________________________________________     If you want the stock certificate made out in
                                                  another person's name fill in the form below:
_____________________________________________
                                                  ______________________________________________
_____________________________________________
(Print or type assignee's name, address and       ______________________________________________
zip code)                                         (Insert the other person's soc. sec. or tax ID
                                                  no.)
and irrevocably appoint
                                                  ______________________________________________
_________________ agent to transfer this
Debenture on books of the Company.                ______________________________________________
The agent may substitute another to act for
him.                                              ______________________________________________
                                                  (Print or type other person's name, address
                                                  and zip code)

Date: __________ Your Signature: ___________________________________
(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

                                        By: ___________________________________
                                            Authorized Signatory

                                     A-1-13

                                   SCHEDULE I

                              SCHLUMBERGER LIMITED

                 1.500% Series A Convertible Debentures Due 2023

Date                         Principal Amount           Notation

                                     A-1-14

                                   EXHIBIT A-2

                        [FORM OF FACE OF GLOBAL SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER

                                     A-2-1

HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                     A-2-2

                              SCHLUMBERGER LIMITED

                 2.125% Series B Convertible Debentures due 2023

No.                                     CUSIP: 806857AA6

Issue Date: June 9, 2003

     SCHLUMBERGER LIMITED, a Netherlands Antilles corporation, promises to pay
to Cede & Co. or registered assigns, the principal amount of (            ) on
June 1, 2023.

     Interest Payment Dates: June 1 and December 1

     Record Dates: May 15 and November 15

     This Debenture is convertible as specified on the other side of this Debenture.

     Additional provisions of this Debenture are set forth on the other side of this Debenture.


IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as
of the [ ] day of [     ], 2[ ].



                                        SCHLUMBERGER LIMITED

                                        By: __________________________________
                                            Name:
                                            Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     CITIBANK, N.A., as Trustee, certifies that this is one of the Debentures referred to in the within-mentioned Indenture.

Dated: [     ], 2[ ]

                                        CITIBANK, N.A.

                                        By: __________________________________
                                            Name:
                                            Title:

                                     A-2-3

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                 2.125% Series B Convertible Debentures due 2023

1.   Interest.

     This Debenture shall bear interest at the rate of 2.125% per annum. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year (each, a "Interest Payment Date"), commencing December 1, 2003. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid from the Issue Date; provided, however, that if there is not an existing Default in the payment of interest and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Base Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 or 7 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Debenture), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.125% per annum which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in cash at Stated Maturity and payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices and Fundamental Change Purchase Prices to Holders who surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, Citibank, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

                                     A-2-4

4.   Indenture.

     The Company issued the Debentures under an Indenture dated as of June 9, 2003 (the "Base Indenture"), between the Company and the Trustee and a First Supplemental Indenture dated as of June 9, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Debentures are general unsecured obligations of the Company limited to $450,000,000 aggregate principal amount (subject to increase by up to $75,000,000 in the event the Initial Purchasers exercise the option to purchase additional Debentures granted to them in the Purchase Agreement). The Indenture does not limit other indebtedness of the Company or its Subsidiaries, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Debentures. Subject to the terms and conditions of this Indenture, the Debentures are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after June 6, 2010 for a cash price equal to the Principal Amount of the Debentures to be redeemed plus accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if any, up to but not including, the Redemption Date (the "Redemption Price").

6.   Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on June 1, 2010, June 1, 2013 and June 1, 2018 or the next Business Day following such dates to the extent such dates are not Business Days in integral multiples of $1,000 at a Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest, if any, on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and, if certificated, shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

     The Purchase Price for repurchases on June 1, 2010 will be paid in cash. On the other Purchase Dates, the Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof.

                                     A-2-5

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Debentures held by such Holder within 15 days (which purchase shall occur 30 days after the date of such offer) after the occurrence of a Fundamental Change (as defined in the Indenture) for a Fundamental Change Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest, if any, up to but not including, the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash or, at the Company's option, shares of Common Stock (valued at 99% of the average Closing Sales Prices of the Common Stock (or other applicable security) for the ten trading days ending on the third Business Day prior to the Fundamental Change Purchase Date), or a combination of cash and shares of Common Stock.

     Holders do not have a right to withdraw a Fundamental Change Purchase Notice. Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or shares of Common Stock or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent prior to 10:00 a.m. New York City time on the Purchase Date or the Fundamental Change Purchase Date, interest shall cease to accrue on such Debentures (or portions thereof) on such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Debenture.

7.   Redemption Upon Changes in Withholding Taxes.

     The Company may redeem all, but not less than all, of the Debentures if (i) there is a change or an amendment in the laws or regulations of the Netherlands Antilles or any political subdivision or taxing authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; (ii) as a result of such change, the Company became or will become obligated to pay Additional Amounts, as defined in paragraph 8 below, on the next payment date with respect to the Debentures; (iii) the obligation to pay Additional Amounts cannot be avoided through the Company's reasonable measures; (iv) the Company delivers to the Trustee (x) a certificate signed by two of the Company's Officers stating that the obligation to pay Additional Amounts cannot be avoided by the Company's taking reasonable measures available to it; and (y) a written opinion of oustside legal counsel to the Company of recognized standing to the effect that the Company has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it; (v) following the delivery of the certificate and opinion described in clause (iv) above, the Company provides notice of redemption not less than 30 days, but not more than 60 days, prior to the earliest date on which the Company would be obligated to pay such Additional Amount.

                                     A-2-6

         Upon the occurrence of each of (i) through (v) above, the Company may redeem the Debentures at a redemption price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but excluding, the redemption date, plus any Additional Amounts (a "tax redemption").

         Notwithstanding the foregoing, if the Company has given notice of a tax redemption as described above, each Holder of Debentures will have the right to elect that such Holder's Debentures will not be subject to such tax redemption. If a Holder elects not to be subject to a tax redemption, the Company will not be required to pay Additional Amounts with respect to payments made on that Holder's Debentures following the redemption date fixed by the Company, and all subsequent payments on such Holder's Debentures will be subject to any tax required to be withheld or deducted under Netherlands Antilles law. Holders must elect their option to avoid a tax redemption by written notice to the Trustee no later than the 15th day prior to the redemption date fixed by the Company.

         The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction other than the United States or any state thereof in which any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

8.       Additional Amounts.

         All payments that the Company is required to make under or in respect of the Debentures will be paid without withholding or deductions for or on account of any present or future taxes, duties, assessments or governmental charges imposed by the Netherlands Antilles or any political subdivision or taxing authority thereof or therein having power to tax, unless such withholding or deduction is required by law or the interpretation or administration thereof. In the event the Company is required to withhold or deduct on account of any such taxes from any payment made under or with respect to the Debentures, the Company will pay such Additional Amounts so that the net amount received by each Holder of Debentures, including those Additional Amounts, will equal the amount that such Holder would have received if such taxes had not been required to be withheld or deducted.

         Additional Amounts will not be payable with respect to a payment to a Holder of Debentures to the extent (i) the Holder is (x) able to avoid such withholding or deduction by complying with any applicable certification, documentation, information or other reporting requirements concerning the Holder's nationality, residence, identity or connection with the Netherlands Antilles; or (y) liable for such taxes, duties, assessments or governmental charges in respect of the Debentures by reason of its having some connection with the Netherlands Antilles other than merely by the holding of the Debentures and the receipt of payments thereon; (ii) of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures or of any other tax imposed other than by withholding on payments by the Company, except as otherwise provided in the Indenture;
         (iii) that any such taxes would not have been imposed but for

                                      A-2-7
         the presentation of such Debentures, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Debentures been presented for payment on any date during such 30-day period, or (iv) that an election was made with respect to that Debenture by the Holder of such Debenture or a prior Holder of such Debenture to avoid a Withholding Tax Redemption pursuant to the last paragraph of Section 3.12 with respect to payments made subsequent to the date of such Withholding Tax Redemption.

         References in this Debenture to the payment of principal of or interest on or any amount under this Debenture, shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

9.       Notice of Redemption.

         Notice of redemption pursuant to paragraph 5 of this Debenture will be mailed not less than 20 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

10.      Conversion.

         Except as otherwise provided in the Indenture, Holders may surrender Debentures for conversion into Common Stock on a Conversion Date at any time prior to the close of business on the last trading day on the New York Stock Exchange prior to the Stated Maturity of the Debentures. The Conversion Price is equal to the Principal Amount thereof divided by the Conversion Rate then in effect. A Holder may surrender for conversion a Debenture or portion of a Debenture which has been called for redemption pursuant to paragraph 5 hereof until the close of business on the last Business Day prior to the Redemption Date.

         A Debenture in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Debenture in respect of which a Holder has delivered a Fundamental Change Notice may not be converted.

         The initial Conversion Rate is 12.5000 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Debentures for conversion will receive cash or a check in lieu of any fractional shares of Common Stock. The cash payment for fractional shares will be based

                                      A-2-8
         on the Closing Sale Price of the Common Stock on the trading day immediately prior to the Conversion Date. Delivery of Common Stock will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures. Accrued interest will be deemed canceled, extinguished or forfeited.

         To surrender a Debenture for conversion, a Holder must (1) complete and manually sign an irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent or cause its securities account to be debited the Principal Amount of the Debenture to be converted, (3) furnish appropriate endorsements and transfer documents or follow appropriate Depositary procedures and (4) pay any transfer or similar tax, if required.

         The Conversion Rate will be adjusted as provided in Article VII of the Supplemental Indenture. The Company may increase the Conversation Rate as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company may also increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

         If the Company is a party to a consolidation, amalgamation, merger or other transaction pursuant to which Common Stock is converted into cash, securities or other property, then at the effective time of the transaction, or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into securities, cash or other property of the Company or another Person.

11.      Denominations; Transfer; Exchange.

         The Debentures are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and, in the case of a Purchase Notice, not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed until the date of mailing.

12.      Persons Deemed Owners.

         The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

                                      A-2-9

13.      Unclaimed Money or Debentures.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding debt securities of all series of Debentures affected by the amendment or supplement (acting as one class) (i) may consent to the amendment or supplement,
         (ii) may amend or supplement the Indenture and the series of Debentures; and (iii) may waive certain defaults.

         Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture and the series of Debentures (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of the Company's obligations under the Indenture by a successor upon any merger, consolidation, amalgamation or asset transfer permitted under the Indenture; (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to provide for bearer Debentures; (iv) to provide any security for or guarantees of the Debentures or the addition of an additional obligor on the Debentures; (v) to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA; (vi) to add covenants that would benefit the Holders of Debentures or to surrender any rights the Company has under the Indenture; (vii) to add Events of Default with respect to the Debentures; (viii) to make such changes in connection with a consolidation, amalgamation, merger or other transaction as may be necessary so as to not impair the rights of Holders of the Debentures, including the right to receive payment of Additional Amounts in respect of any tax withholding or deduction imposed by the jurisdiction of formation; or (ix) to make any change that does not adversely affect any outstanding Debentures in any material respect.

15.      Defaults and Remedies.

         Under the Indenture, Events of Default with respect to the Debentures include (i) default for 30 days in payment of any interest on the Debentures, after such interest becomes due and payable; (ii) default in payment of principal and accrued interest at maturity, upon redemption, repurchase or following a Fundamental Change, when the same becomes due and payable; (iii) default by the Company or any of its Significant Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Debentures) having an outstanding principal amount of $125 million (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity unless such declaration has been rescinded within 30 days;
         (iv) default in the payment of any of the Company's or any of its

                                     A-2-10

         Significant Subsidiaries' Indebtedness for money borrowed in an aggregate principal amount exceeding $125 million (or its equivalent in any other currency or currencies) when such Indebtedness becomes due and payable at final maturity and such default continues unremedied or unwaived for more than 30 Business Days after the expiration of any grace period or extension of the time for payment applicable thereto;
         (v) default for failure to give notice of the right to require the Company to repurchase Debentures following the occurrence of a Fundamental Change within the time required to give such notice, and such failure continues for 30 days; (vi) default in the Company's performance of any other covenants or agreements in respect of the Debentures contained in the Indenture or the Debentures for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding (or, in the case of a failure to comply with one of the covenants listed in Section 4.08 or 4.09 of the Base Indenture, of all debt securities issued under the Indenture then outstanding affected by such default); and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries.

         Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the series of Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.      Registration Rights.

         The Holders of the Debentures are entitled to the benefits of a Registration Rights Agreement, dated as of June 9, 2003, among the Company and the Initial Purchasers, including the receipt of liquidated damages upon a registration default (as defined in such agreement).

17.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder shall waive and release all such

                                     A-2-11
         liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

19.      Authentication.

         This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

21.      GOVERNING LAW.

         THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

                  Schlumberger Limited
                  153 East 53/rd/ Street, 57/th/ Floor
                  New York, New York 10022-4624
                  (212) 350-9400

                  Attn: Investor Relations
                  Telephone No.: (212) 350-9400

                                     A-2-12

                ASSIGNMENT FORM                                    CONVERSION NOTICE
----------------------------------------------         ----------------------------------------
To assign this Debenture, fill in the form             To convert this Debenture into Common
below:                                                 Stock, check the box [_]

I or we assign and transfer this Debenture to          To convert only part of this Debenture,
                                                       state in the space provided below the
______________________________________________         Principal Amount to be converted (which
                                                       must be $1,000 or an integral multiple
                                                       of $1,000):
______________________________________________
(Insert assignee's soc. sec. or tax ID no.)

______________________________________________         If you want the stock certificate made
                                                       out in another person's name fill in
                                                       the form below:
______________________________________________
                                                       ________________________________________
______________________________________________
(Print or type assignee's name, address and            ________________________________________
zip code)                                              (Insert the other person's soc. sec. or
                                                       tax ID no.)
and irrevocably appoint
                                                       ________________________________________
_________________ agent to transfer this
Debenture on the books of the Company. The             ________________________________________
agent may substitute another to act for him.
                                                       ________________________________________
                                                       (Print or type other person's name,
                                                       address and zip code)

Date: __________ Your Signature: ___________________________________________
(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

                                                     By: _______________________
                                                         Authorized Signatory

                                            A-2-13

                                   SCHEDULE I

                              SCHLUMBERGER LIMITED

                 2.125% Series B Convertible Debentures Due 2023

Date                             Principal Amount                       Notation

                                     A-2-14

                                   EXHIBIT A-3

                         [Form of Certificated Security]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                      A-3-1

                              SCHLUMBERGER LIMITED

                 1.500% Series A Convertible Debentures due 2023

No.                                           CUSIP: 806857AB4

Issue Date: June 9, 2003

       SCHLUMBERGER LIMITED, a Netherlands Antilles corporation, promises to pay
to Cede & Co. or registered assigns, the principal amount of ($     ) on June 1,
2023.

       Interest Payment Dates: June 1 and December 1

       Record Dates: May 15 and November 15

       This Debenture is convertible as specified on the other side of this Debenture.

       Additional provisions of this Debenture are set forth on the other side of this Debenture.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the 9/th/ day of June, 2003.

                                              SCHLUMBERGER LIMITED

                                              By: ______________________________
                                                  Name:
                                                  Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       CITIBANK, N.A., as Trustee, certifies that this is one of the Debentures referred to in the within-mentioned Indenture.

Dated: June 9, 2003

                                              CITIBANK, N.A.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                      A-3-2

                    [FORM OF REVERSE OF CERTIFICATED SECURITY
                          IS IDENTICAL TO EXHIBIT A-1]



                                     A-3-3

                                   EXHIBIT A-4

                         [Form of Certificated Security]

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

       The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                     A-4-1

                              SCHLUMBERGER LIMITED

                 2.125% Series B Convertible Debentures due 2023

No.                               CUSIP: 806857AA6

Issue Date: June 9, 2003

       SCHLUMBERGER LIMITED, a Netherlands Antilles corporation, promises to pay
to Cede & Co. or registered assigns, the principal amount of ($     ) on June 1,
2023.

       Interest Payment Dates: June 1 and December 1

       Record Dates: May 15 and November 15

       This Debenture is convertible as specified on the other side of this Debenture.

       Additional provisions of this Debenture are set forth on the other side of this Debenture.


IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the 9/th/ day of June, 2003.



                                              SCHLUMBERGER LIMITED

                                              By: ______________________________
                                                  Name:
                                                  Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       CITIBANK, N.A., as Trustee, certifies that this is one of the Debentures referred to in the within-mentioned Indenture.

Dated: June 9, 2003

                                              CITIBANK, N.A.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                     A-4-2

                    [FORM OF REVERSE OF CERTIFICATED SECURITY
                          IS IDENTICAL TO EXHIBIT A-2]


                                     A-4-3

                                    EXHIBIT B

                              Transfer Certificate

       In connection with any transfer of any of the Debentures within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Debenture hereby certifies with respect to $____________ Principal Amount of the above-captioned Debentures presented or surrendered on the date hereof (the "Surrendered Debentures") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Debentures for the reason checked below:

       [_] A transfer of the Surrendered Debentures is made to the Company or any subsidiaries; or

       [_] The transfer of the Surrendered Debentures complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

       [_] The transfer of the Surrendered Debentures is being made to a purchaser who is not a U.S. person (as defined in Regulation S under the Securities Act) in an offshore transaction pursuant to Regulation S under the Securities Act; or

       [_] The transfer of the Surrendered Debentures is pursuant to an effective registration statement under the Securities Act; or

       [_] The transfer of the Surrendered Debentures is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Debentures are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

       [_]    The transferee is an Affiliate of the Company.

DATE:                                         __________________________________
                                              Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

                                              By: ______________________________
                                                  Authorized Signatory

                                     B-1-1

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

              (Transfers pursuant to Section 7.20 of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

       Re: Schlumberger Limited - 1.500% Series A Convertible Debentures due June 1, 2023 and 2.125% Series B Convertible Debentures due June 1, 2023 (collectively, the "Securities")

       Reference is hereby made to the Indenture and First Supplement thereto, each dated as of June 9, 2003 (collectively, the "Indenture") between Schlumberger Limited and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

       In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

       (1)  [_]  to the Company; or

       (2) [_] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

       (3) [_] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

       (4) [_] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

                                     A-4-2

       Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                 [Name of Transferor],



                                                 By ____________________________
                                                 Name: _________________________
                                                 Title: ________________________


Dated:

                                     A-4-3